                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of BancWest Corporation (hereinafter referred to as "the Company") on Form S-8 (to be filed on or about March 31, 1999) of our report dated January 21, 1999, on our audits of the consolidated financial statements of the Company as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1998 incorporated by reference in this registration statement.

                                            /s/ PricewaterhouseCoopers LLP

Honolulu, Hawaii
March 30, 1999